Free Writing Prospectus (To the Prospectus dated February 10, 2009, and the Prospectus Supplement dated March 1, 2010)	Filed Pursuant to Rule 433 Registration No. 333-145845 July 8, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: July 28, 2010

•	Initial valuation date: July 23, 2010

•	Final valuation date: July 25, 2011

•	Maturity date: July 28, 2011

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission**	Aggregate Discount or Commission**	Note Issuance#	CUSIP/ISIN
Arch Coal, Inc.	TBD	FWP-8	ACI	TBD	10.25%	70.0%	TBD	TBD	TBD	TBD	E-5770	06740PGJ9/ US06740PGJ93
Anadarko Petroleum Corporation	TBD	FWP-10	APC	TBD	17.00%	65.0%	TBD	TBD	TBD	TBD	E-5771	06740PGK6/ US06740PGK66
General Electric Company	TBD	FWP-12	GE	TBD	8.75%	80.0%	TBD	TBD	TBD	TBD	E-5772	06740PGL4/ US06740PGL40
JPMorgan Chase & Co.	TBD	FWP-14	JPM	TBD	9.25%	80.0%	TBD	TBD	TBD	TBD	E-5773	06740PGM2/ US06740PGM23
The Mosaic Company	TBD	FWP-16	MOS	TBD	9.25%	80.0%	TBD	TBD	TBD	TBD	E-5774	06740PGN0/ US06740PGN06
NCR Corporation	TBD	FWP-18	NCR	TBD	8.75%	80.0%	TBD	TBD	TBD	TBD	E-5775	06740PGP5/ US06740PGP53
Noble Corporation	TBD	FWP-20	NE	TBD	8.50%	75.0%	TBD	TBD	TBD	TBD	E-5776	06740PGQ3/ US06740PGQ37
Wells Fargo & Company	TBD	FWP-22	WFC	TBD	8.50%	80.0%	TBD	TBD	TBD	TBD	E-5777	06740PGR1/ US06740PGR10

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to TBD% of the principal amount of the notes, or $TBD per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

See “Risk Factors” in this free writing prospectus and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated February 10, 2009, the prospectus supplement dated March 1, 2010, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, the pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated March 1, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510043357/d424b3.htm

PROGRAM CREDIT RATING

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations is very strong. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The ratings mentioned in this paragraph are a statement of opinion and not a statement of fact and are subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and are not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

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Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday,

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Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

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Holders that are individuals (and, to the extent provided in future regulations, entities) may be subject to reporting obligations applicable to certain foreign financial assets with respect to their Notes if the aggregate value of their Notes and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. This information reporting requirement is generally applicable for taxable years beginning after March 18, 2010. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

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In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

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Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2009, the company operated 19 active mines located in each of the major low-sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to power plants, steel mills and industrial facilities. For the year ended December 31, 2009, the Company sold approximately 126.1 million tons of coal, including approximately 7.5 million tons of coal purchased from third parties, fueling approximately 12.7% of all electricity generated in the United States. The locations of its mines enable the Company to ship coal to most of the major coal-fueled power plants in the United States.

The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 28, 2007	$37.00	$27.76	$33.74
December 31, 2007	$45.21	$32.99	$44.93
March 31, 2008	$56.14	$32.98	$43.50
June 30, 2008	$77.38	$41.25	$75.03
September 30, 2008	$75.37	$27.91	$32.89
December 31, 2008	$32.58	$10.43	$16.29
March 31, 2009	$20.62	$11.77	$13.37
June 30, 2009	$19.94	$12.53	$15.37
September 30, 2009	$24.00	$13.01	$22.13
December 31, 2009	$25.86	$19.42	$22.25
March 31, 2010	$28.14	$20.07	$22.85
June 30, 2010	$28.51	$19.26	$19.81
July 6, 2010*	$20.47	$19.10	$19.74

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $19.74

Protection level: 70.00%

Protection price: $13.82

Physical delivery amount: 50($1,000/Initial price)

Fractional shares: 0.658561

Coupon: 10.25% per annum

Maturity: July 28, 2011

Dividend yield: 1.87% per annum

Coupon amount monthly: $8.54

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Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.25%		101.87%
+ 90%	10.25%		91.87%
+ 80%	10.25%		81.87%
+ 70%	10.25%		71.87%
+ 60%	10.25%		61.87%
+ 50%	10.25%		51.87%
+ 40%	10.25%		41.87%
+ 30%	10.25%		31.87%
+ 20%	10.25%		21.87%
+ 10%	10.25%		11.87%
+ 5%	10.25%		6.87%

0%	10.25%		1.87%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.25%	5.25%	-3.13%
- 10%	10.25%	0.25%	-8.13%
- 20%	10.25%	-9.75%	-18.13%
- 30%	10.25%	-19.75%	-28.13%
- 40%	N/A	-29.75%	-38.13%
- 50%	N/A	-39.75%	-48.13%
- 60%	N/A	-49.75%	-58.13%
- 70%	N/A	-59.75%	-68.13%
- 80%	N/A	-69.75%	-78.13%
- 90%	N/A	-79.75%	-88.13%
- 100%	N/A	-89.75%	-98.13%

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Anadarko Petroleum Corporation

According to publicly available information, Anadarko Petroleum Corporation (the “Company”) is an independent oil and gas exploration and production company with 2.3 billion barrels of oil equivalent (BOE) of proved reserves as of December 31, 2009. The Company’s major areas of operation are located onshore in the United States, the deepwater of the Gulf of Mexico and Algeria. The Company also has production in China and a development project in Brazil and is executing strategic exploration programs in several other countries. The Company actively markets natural gas, oil and natural gas liquids and owns and operates gas gathering and processing systems. In addition, the Company has hard minerals properties that contribute operating income through non-operated joint ventures and royalty arrangements in several coal, trona (natural soda ash) and industrial mineral mines located on lands within and adjacent to its Land Grant holdings. The Land Grant is an 8 million acre strip running through portions of Colorado, Wyoming and Utah where the Company owns most of its fee mineral rights.

The linked share’s SEC file number is 1-8968.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$33.72	$27.76	$33.18
December 31, 2004	$35.78	$32.03	$32.41
March 31, 2005	$40.91	$30.01	$38.05
June 30, 2005	$42.42	$33.88	$41.08
September 30, 2005	$49.49	$41.26	$47.88
December 30, 2005	$50.71	$41.90	$47.38
March 31, 2006	$55.08	$46.43	$50.51
June 30, 2006	$56.98	$42.40	$47.69
September 29, 2006	$50.67	$40.40	$43.83
December 29, 2006	$50.50	$39.51	$43.52
March 30, 2007	$44.49	$38.40	$42.98
June 29, 2007	$55.82	$43.00	$51.99
September 28, 2007	$54.96	$45.47	$53.75
December 31, 2007	$68.00	$53.16	$65.69
March 31, 2008	$67.63	$50.92	$63.03
June 30, 2008	$81.36	$61.35	$74.84
September 30, 2008	$75.90	$43.27	$48.51
December 31, 2008	$49.64	$24.57	$38.55
March 31, 2009	$44.00	$30.89	$38.89
June 30, 2009	$52.37	$37.85	$45.39
September 30, 2009	$66.21	$40.28	$62.73
December 31, 2009	$69.37	$55.88	$62.42
March 31, 2010	$73.89	$60.75	$72.83
June 30, 2010	$75.07	$34.54	$36.09
July 6, 2010*	$39.44	$36.06	$38.64

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: APC

Initial price: $38.64

Protection level: 65.00%

Protection price: $25.12

Physical delivery amount: 25($1,000/Initial price)

Fractional shares: 0.879917

Coupon: 17.00% per annum

Maturity: July 28, 2011

Dividend yield: 0.93% per annum

Coupon amount monthly: $14.17

FWP-9

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	17.00%		100.93%
+ 90%	17.00%		90.93%
+ 80%	17.00%		80.93%
+ 70%	17.00%		70.93%
+ 60%	17.00%		60.93%
+ 50%	17.00%		50.93%
+ 40%	17.00%		40.93%
+ 30%	17.00%		30.93%
+ 20%	17.00%		20.93%
+ 10%	17.00%		10.93%
+ 5%	17.00%		5.93%

0%	17.00%		0.93%

	Protection Price Ever Breached?
	NO	YES
- 5%	17.00%	12.00%	-4.07%
- 10%	17.00%	7.00%	-9.07%
- 20%	17.00%	-3.00%	-19.07%
- 30%	17.00%	-13.00%	-29.07%
- 40%	N/A	-23.00%	-39.07%
- 50%	N/A	-33.00%	-49.07%
- 60%	N/A	-43.00%	-59.07%
- 70%	N/A	-53.00%	-69.07%
- 80%	N/A	-63.00%	-79.07%
- 90%	N/A	-73.00%	-89.07%
- 100%	N/A	-83.00%	-99.07%

FWP-10

General Electric Company

According to publicly available information, General Electric Company (the “Company”) is one of the largest and most diversified technology, media, and financial services corporations in the world. With products and services ranging from aircraft engines, power generation, water processing, and security technology to medical imaging, business and consumer financing, media content and industrial products, the Company serves customers in more than 100 countries worldwide as of December 31, 2009.

The Company’s operating segments include Energy Infrastructure, Technology Infrastructure, NBC Universal, Capital Finance and Consumer & Industrial.

The linked share’s SEC file number is: 001-00035.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$34.53	$31.43	$33.58
December 31, 2004	$37.72	$32.66	$36.50
March 31, 2005	$36.88	$34.97	$36.06
June 30, 2005	$37.34	$34.15	$34.65
September 30, 2005	$35.78	$32.85	$33.67
December 30, 2005	$36.33	$32.67	$35.05
March 31, 2006	$35.55	$32.22	$34.78
June 30, 2006	$35.24	$32.78	$32.96
September 29, 2006	$35.65	$32.06	$35.30
December 29, 2006	$38.49	$34.62	$37.21
March 30, 2007	$38.28	$33.90	$35.36
June 29, 2007	$39.77	$34.55	$38.28
September 28, 2007	$42.07	$36.20	$41.40
December 31, 2007	$42.15	$36.07	$37.07
March 31, 2008	$37.74	$31.65	$37.01
June 30, 2008	$38.52	$26.16	$26.69
September 30, 2008	$30.39	$22.19	$25.50
December 31, 2008	$25.75	$12.58	$16.20
March 31, 2009	$17.22	$5.87	$10.11
June 30, 2009	$14.55	$9.80	$11.72
September 30, 2009	$17.52	$10.50	$16.42
December 31, 2009	$16.87	$14.15	$15.13
March 31, 2010	$18.93	$15.15	$18.20
June 30, 2010	$19.70	$14.28	$14.42
July 6, 2010*	$14.43	$13.75	$13.97

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GE

Initial price: $13.97

Protection level: 80.00%

Protection price: $11.18

Physical delivery amount: 71($1,000/Initial price)

Fractional shares: 0.581961

Coupon: 8.75% per annum

Maturity: July 28, 2011

Dividend yield: 2.86% per annum

Coupon amount monthly: $7.29

FWP-11

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.75%		102.86%
+ 90%	8.75%		92.86%
+ 80%	8.75%		82.86%
+ 70%	8.75%		72.86%
+ 60%	8.75%		62.86%
+ 50%	8.75%		52.86%
+ 40%	8.75%		42.86%
+ 30%	8.75%		32.86%
+ 20%	8.75%		22.86%
+ 10%	8.75%		12.86%
+ 5%	8.75%		7.86%

0%	8.75%		2.86%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-2.14%
- 10%	8.75%	-1.25%	-7.14%
- 20%	8.75%	-11.25%	-17.14%
- 30%	N/A	-21.25%	-27.14%
- 40%	N/A	-31.25%	-37.14%
- 50%	N/A	-41.25%	-47.14%
- 60%	N/A	-51.25%	-57.14%
- 70%	N/A	-61.25%	-67.14%
- 80%	N/A	-71.25%	-77.14%
- 90%	N/A	-81.25%	-87.14%
- 100%	N/A	-91.25%	-97.14%

FWP-12

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $2.0 trillion in assets, $165.4 billion in stockholders’ equity and operations worldwide.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 23 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

The linked share’s SEC file number is: 001-05805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 28, 2007	$50.48	$42.18	$45.82
December 31, 2007	$48.02	$40.15	$43.65
March 31, 2008	$49.28	$36.02	$42.95
June 30, 2008	$49.75	$33.96	$34.31
September 30, 2008	$48.35	$29.25	$46.70
December 31, 2008	$50.50	$19.69	$31.53
March 31, 2009	$31.64	$14.96	$26.58
June 30, 2009	$38.94	$25.32	$34.11
September 30, 2009	$46.50	$31.59	$43.82
December 31, 2009	$47.47	$40.06	$41.67
March 31, 2010	$46.05	$37.03	$44.75
June 30, 2010	$48.20	$36.51	$36.61
July 6, 2010*	$36.88	$35.16	$36.33

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $36.33

Protection level: 80.00%

Protection price: $29.06

Physical delivery amount: 27($1,000/Initial price)

Fractional shares: 0.525461

Coupon: 9.25% per annum

Maturity: July 28, 2011

Dividend yield: 0.55% per annum

Coupon amount monthly: $7.71

FWP-13

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		100.55%
+ 90%	9.25%		90.55%
+ 80%	9.25%		80.55%
+ 70%	9.25%		70.55%
+ 60%	9.25%		60.55%
+ 50%	9.25%		50.55%
+ 40%	9.25%		40.55%
+ 30%	9.25%		30.55%
+ 20%	9.25%		20.55%
+ 10%	9.25%		10.55%
+ 5%	9.25%		5.55%

0%	9.25%		0.55%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-4.45%
- 10%	9.25%	-0.75%	-9.45%
- 20%	9.25%	-10.75%	-19.45%
- 30%	N/A	-20.75%	-29.45%
- 40%	N/A	-30.75%	-39.45%
- 50%	N/A	-40.75%	-49.45%
- 60%	N/A	-50.75%	-59.45%
- 70%	N/A	-60.75%	-69.45%
- 80%	N/A	-70.75%	-79.45%
- 90%	N/A	-80.75%	-89.45%
- 100%	N/A	-90.75%	-99.45%

FWP-14

The Mosaic Company

According to publicly available information, The Mosaic Company (the “Company”) is a producer and marketer of concentrated phosphate and potash crop nutrients for the global agriculture industry. The Company is a single source supplier of phosphate-, potash- and nitrogen-based crop nutrients and animal feed ingredients. The Company serves customers in approximately 40 countries. The Company has phosphate mining operations in Florida and phosphate production facilities in Florida and Louisiana; potash mines and production facilities in Saskatchewan, Canada, New Mexico and Michigan; strategic equity investments in phosphate and nitrogen production facilities in Brazil; and other production, blending or distribution operations or equity investments in nearly a dozen countries.

The Company is a Delaware corporation that was incorporated in January 2004 to serve as the parent company of the business that was formed through the business combination of IMC Global Inc. and the fertilizer businesses of Cargill, Incorporated.

As of May 31, 2009, Cargill owned approximately 64.3% of the Company’s outstanding common stock. The Company is publicly traded on the New York Stock Exchange under the ticker symbol “MOS” and are headquartered in Plymouth, Minnesota.

The Company conducts their business through wholly and majority-owned subsidiaries as well as businesses in which they own less than a majority or a non-controlling equity interest. The Company is organized into three business segments: Phosphates, Potash and Offshore.

The linked share’s SEC file number is 001-32327.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	#N/A N/A	#N/A N/A	#N/A N/A
December 31, 2004	$18.58	$14.80	$16.32
March 31, 2005	$17.42	$14.60	$17.06
June 30, 2005	$17.16	$12.38	$15.56
September 30, 2005	$17.98	$15.11	$16.02
December 30, 2005	$15.62	$12.51	$14.63
March 31, 2006	$17.14	$13.78	$14.35
June 30, 2006	$17.28	$13.31	$15.65
September 29, 2006	$17.12	$14.03	$16.90
December 29, 2006	$23.54	$16.20	$21.36
March 30, 2007	$28.84	$19.49	$26.66
June 29, 2007	$40.96	$26.44	$39.02
September 28, 2007	$54.83	$32.50	$53.52
December 31, 2007	$97.60	$48.72	$94.34
March 31, 2008	$119.78	$71.00	$102.60
June 30, 2008	$163.22	$95.00	$144.70
September 30, 2008	$146.92	$62.21	$68.02
December 31, 2008	$71.50	$21.94	$34.60
March 31, 2009	$49.78	$31.17	$41.98
June 30, 2009	$59.33	$37.10	$44.30
September 30, 2009	$55.73	$39.39	$48.07
December 31, 2009	$62.45	$45.00	$59.73
March 31, 2010	$68.25	$52.87	$60.77
June 30, 2010	$60.21	$38.86	$38.98
July 6, 2010*	$40.22	$37.68	$39.13

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MOS

Initial price: $39.13

Protection level: 80.00%

Protection price: $31.30

Physical delivery amount: 25($1,000/Initial price)

Fractional shares: 0.555840

Coupon: 9.25% per annum

Maturity: July 28, 2011

Dividend yield: 3.83% per annum

Coupon amount monthly: $7.71

FWP-15

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		103.83%
+ 90%	9.25%		93.83%
+ 80%	9.25%		83.83%
+ 70%	9.25%		73.83%
+ 60%	9.25%		63.83%
+ 50%	9.25%		53.83%
+ 40%	9.25%		43.83%
+ 30%	9.25%		33.83%
+ 20%	9.25%		23.83%
+ 10%	9.25%		13.83%
+ 5%	9.25%		8.83%

0%	9.25%		3.83%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-1.17%
- 10%	9.25%	-0.75%	-6.17%
- 20%	9.25%	-10.75%	-16.17%
- 30%	N/A	-20.75%	-26.17%
- 40%	N/A	-30.75%	-36.17%
- 50%	N/A	-40.75%	-46.17%
- 60%	N/A	-50.75%	-56.17%
- 70%	N/A	-60.75%	-66.17%
- 80%	N/A	-70.75%	-76.17%
- 90%	N/A	-80.75%	-86.17%
- 100%	N/A	-90.75%	-96.17%

FWP-16

NCR Corporation

According to publicly available information, NCR Corporation (the “Company”) is a global technology company that provides innovative products and services to help businesses build stronger relationships with their customers. The Company was originally incorporated in 1884. Through its presence at customer interaction points, such as automated teller machines (ATMs), retail point-of-sale (POS) workstations, self-service kiosks, self-check-in/out systems and DVD kiosks, NCR’s solutions enable companies to address consumer demand for convenience, value and individual service. NCR also provides a portfolio of services to help customers design, deploy, support and manage technology solutions for NCR’s products as well as select third-party products. For the year ended December 31, 2009 and the prior periods reported, NCR categorizes its operations into three reportable segments: Americas, Europe, Middle East and Africa (EMEA) and Asia Pacific and Japan (APJ). Each of these segments derives revenue by selling products and services to the financial services, retail and hospitality, travel and gaming, healthcare, and entertainment industries.

As of December 31, 2009, the Company had approximately 21,500 employees and contractors.

The linked share’s SEC file number is 001-00395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$12.50	$10.01	$11.81
December 31, 2004	$16.81	$11.52	$16.49
March 31, 2005	$18.98	$14.91	$16.07
June 30, 2005	$18.15	$15.42	$16.73
September 30, 2005	$17.51	$14.01	$15.20
December 30, 2005	$16.73	$13.86	$16.17
March 31, 2006	$20.38	$16.00	$19.90
June 30, 2006	$21.17	$16.22	$17.45
September 29, 2006	$18.86	$15.07	$18.80
December 29, 2006	$21.31	$18.13	$20.37
March 30, 2007	$23.49	$20.17	$22.75
June 29, 2007	$25.93	$22.36	$25.03
September 28, 2007	$26.68	$21.67	$23.72
December 31, 2007	$28.87	$22.56	$25.10
March 31, 2008	$25.08	$19.25	$22.83
June 30, 2008	$27.69	$22.99	$25.20
September 30, 2008	$28.09	$20.72	$22.05
December 31, 2008	$22.14	$12.24	$14.14
March 31, 2009	$15.23	$6.62	$7.95
June 30, 2009	$13.02	$7.75	$11.83
September 30, 2009	$14.35	$10.65	$13.82
December 31, 2009	$13.83	$9.18	$11.13
March 31, 2010	$14.30	$11.11	$13.80
June 30, 2010	$15.99	$11.36	$12.12
July 6, 2010*	$12.46	$11.87	$12.20

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NCR

Initial price: $12.20

Protection level: 80.00%

Protection price: $9.76

Physical delivery amount: 81($1,000/Initial price)

Fractional shares: 0.967213

Coupon: 8.75% per annum

Maturity: July 28, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.29

FWP-17

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.75%		100.00%
+ 90%	8.75%		90.00%
+ 80%	8.75%		80.00%
+ 70%	8.75%		70.00%
+ 60%	8.75%		60.00%
+ 50%	8.75%		50.00%
+ 40%	8.75%		40.00%
+ 30%	8.75%		30.00%
+ 20%	8.75%		20.00%
+ 10%	8.75%		10.00%
+ 5%	8.75%		5.00%

0%	8.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-5.00%
- 10%	8.75%	-1.25%	-10.00%
- 20%	8.75%	-11.25%	-20.00%
- 30%	N/A	-21.25%	-30.00%
- 40%	N/A	-31.25%	-40.00%
- 50%	N/A	-41.25%	-50.00%
- 60%	N/A	-51.25%	-60.00%
- 70%	N/A	-61.25%	-70.00%
- 80%	N/A	-71.25%	-80.00%
- 90%	N/A	-81.25%	-90.00%
- 100%	N/A	-91.25%	-100.00%

FWP-18

Noble Corporation

According to publicly available information, Noble Corporation (the “Company”) is an offshore drilling contractor for the oil and gas industry. The Company performs contract drilling services with its feet of 62 mobile offshore drilling units located worldwide as of December 31, 2009. The Company’s fleet consists of 13 semisubmersibles, four dynamically positioned drillships, 43 jackups and two submersibles. The fleet count includes two units under construction: one dynamically positioned, ultra-deepwater, harsh environment Globetrotter-class drillship, and one deepwater dynamically positioned semisubmersible. As of January 28, 2010, approximately 87 percent of its fleet was deployed in the following areas: Middle East, India, Mexico, the North Sea, Brazil, and West Africa. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921.

On March 26, 2009, Noble completed a series of transactions that effectively changed the place of incorporation of its parent holding company from the Cayman Islands to Switzerland. As a result of these transactions, Noble-Cayman, the previous publicly traded Cayman Islands parent holding company, became a direct, wholly-owned subsidiary of Noble-Swiss, the current parent company. Noble-Swiss’ principal asset is 100% of the shares of common stock of Noble-Cayman. In connection with this transaction, Noble relocated its principal executive offices, executive officers and selected personnel to Geneva, Switzerland.

The linked share’s SEC file number is 000-53604.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$23.24	$17.66	$22.48
December 31, 2004	$25.27	$21.39	$24.87
March 31, 2005	$29.55	$23.52	$28.11
June 30, 2005	$32.30	$24.41	$30.76
September 30, 2005	$36.36	$29.93	$34.23
December 30, 2005	$37.82	$28.57	$35.27
March 31, 2006	$42.48	$34.53	$40.55
June 30, 2006	$43.08	$31.24	$37.21
September 29, 2006	$38.63	$30.46	$32.09
December 29, 2006	$41.16	$29.26	$38.08
March 30, 2007	$40.78	$33.81	$39.34
June 29, 2007	$49.41	$39.20	$48.76
September 28, 2007	$54.29	$43.48	$49.05
December 31, 2007	$57.63	$46.21	$56.51
March 31, 2008	$58.09	$40.41	$49.67
June 30, 2008	$68.77	$48.50	$64.96
September 30, 2008	$67.12	$39.89	$43.90
December 31, 2008	$43.57	$19.25	$22.09
March 31, 2009	$29.25	$20.03	$24.09
June 30, 2009	$37.50	$23.04	$30.25
September 30, 2009	$39.60	$27.56	$37.96
December 31, 2009	$45.08	$35.87	$40.70
March 31, 2010	$45.60	$38.50	$41.82
June 30, 2010	$43.93	$26.23	$30.91
July 6, 2010*	$33.46	$30.97	$31.89

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NE

Initial price: $31.89

Protection level: 75.00%

Protection price: $23.92

Physical delivery amount: 31($1,000/Initial price)

Fractional shares: 0.357792

Coupon: 8.50% per annum

Maturity: July 28, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.08

FWP-19

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.00%
+ 90%	8.50%		90.00%
+ 80%	8.50%		80.00%
+ 70%	8.50%		70.00%
+ 60%	8.50%		60.00%
+ 50%	8.50%		50.00%
+ 40%	8.50%		40.00%
+ 30%	8.50%		30.00%
+ 20%	8.50%		20.00%
+ 10%	8.50%		10.00%
+ 5%	8.50%		5.00%

0%	8.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-5.00%
- 10%	8.50%	-1.50%	-10.00%
- 20%	8.50%	-11.50%	-20.00%
- 30%	N/A	-21.50%	-30.00%
- 40%	N/A	-31.50%	-40.00%
- 50%	N/A	-41.50%	-50.00%
- 60%	N/A	-51.50%	-60.00%
- 70%	N/A	-61.50%	-70.00%
- 80%	N/A	-71.50%	-80.00%
- 90%	N/A	-81.50%	-90.00%
- 100%	N/A	-91.50%	-100.00%

FWP-20

Wells Fargo & Company

According to publicly available information, Wells Fargo & Company (the “Company”) is a corporation organized under the laws of Delaware and a financial holding company and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (BHC Act). Its principal business is to act as a holding company for its subsidiaries.

The Company is a diversified financial services company that provides retail, commercial and corporate banking services through banking stores located in 39 states and the District of Columbia. It also provides other financial services through subsidiaries engaged in various businesses, principally: wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services, mortgage-backed securities servicing and venture capital investment. The Company has three operating segments: Community Banking, Wholesale Banking and Wealth, Brokerage and Retirement.

As of December 31, 2009, the Company had assets of $1.2 trillion, loans of $783 billion and deposits of $824 billion. On December 31, 2008, the Company acquired Wachovia Corporation, one of the nation’s largest diversified financial services companies, providing a broad range of retail banking and brokerage, asset and wealth management, and corporate and investment banking products.

The linked share’s SEC file number is: 001-2979.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$29.93	$28.06	$29.82
December 31, 2004	$31.69	$28.78	$31.08
March 31, 2005	$31.38	$29.13	$29.90
June 30, 2005	$31.08	$28.89	$30.79
September 30, 2005	$31.44	$29.00	$29.29
December 30, 2005	$32.35	$28.82	$31.42
March 31, 2006	$32.75	$30.31	$31.94
June 30, 2006	$34.86	$31.90	$33.54
September 29, 2006	$36.89	$33.36	$36.18
December 29, 2006	$36.99	$34.90	$35.56
March 30, 2007	$36.64	$33.01	$34.43
June 29, 2007	$36.49	$33.93	$35.17
September 28, 2007	$37.99	$32.67	$35.62
December 31, 2007	$37.78	$29.29	$30.19
March 31, 2008	$34.56	$24.42	$29.10
June 30, 2008	$32.34	$23.46	$23.75
September 30, 2008	$42.50	$20.46	$37.53
December 31, 2008	$38.95	$19.90	$29.48
March 31, 2009	$30.09	$7.80	$14.24
June 30, 2009	$28.45	$13.65	$24.26
September 30, 2009	$29.56	$22.08	$28.18
December 31, 2009	$31.53	$25.01	$26.99
March 31, 2010	$31.99	$26.37	$31.12
June 30, 2010	$34.25	$25.52	$25.60
July 6, 2010*	$25.94	$24.60	$25.15

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFC

Initial price: $25.15

Protection level: 80.00%

Protection price: $20.12

Physical delivery amount: 39($1,000/Initial price)

Fractional shares: 0.761431

Coupon: 8.50% per annum

Maturity: July 28, 2011

Dividend yield: 0.80% per annum

Coupon amount monthly: $7.08

FWP-21

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.80%
+ 90%	8.50%		90.80%
+ 80%	8.50%		80.80%
+ 70%	8.50%		70.80%
+ 60%	8.50%		60.80%
+ 50%	8.50%		50.80%
+ 40%	8.50%		40.80%
+ 30%	8.50%		30.80%
+ 20%	8.50%		20.80%
+ 10%	8.50%		10.80%
+ 5%	8.50%		5.80%

0%	8.50%		0.80%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-4.20%
- 10%	8.50%	-1.50%	-9.20%
- 20%	8.50%	-11.50%	-19.20%
- 30%	N/A	-21.50%	-29.20%
- 40%	N/A	-31.50%	-39.20%
- 50%	N/A	-41.50%	-49.20%
- 60%	N/A	-51.50%	-59.20%
- 70%	N/A	-61.50%	-69.20%
- 80%	N/A	-71.50%	-79.20%
- 90%	N/A	-81.50%	-89.20%
- 100%	N/A	-91.50%	-99.20%

FWP-22